Independent Auditors' Consent




The Board of Directors
Lexington Strategic Investments Fund, Inc.:

We consent to the use of our report dated July 31, 1995, included in the Registration Statement on form N-1A and to the reference to our firm under the heading "Financial Highlights" in the Prospectus.

KPMG PEAT MARWICK LLP



New York, New York
October 23 , 1995